UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2005

PeopleSupport, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-115328	95-4695021
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Glendon Avenue, Suite 1250, Los Angeles, California		90024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 824-6200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

The Audit Committee of PeopleSupport, Inc. (the "Company") previously approved the adoption of written plans by the Company’s officers and directors pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subject to certain restrictions and limitations. These plans allow Company officers and directors to give an instruction to a broker to sell Company shares owned by the officer or director if the Company’s stock achieves certain trading prices. No such 10b5-1 plan may have a term of more than 12 months or may authorize the sale of more than 200,000 shares in the aggregate or 20,000 shares per month.

Lance Rosenzweig, the Company’s President and Chief Executive Officer, adopted a plan intended to comply with Rule 10b5-1 of the Exchange Act. Mr. Rosenzweig’s plan provides for the sale of up to 200,000 shares of the Company’s Common Stock owned by Mr. Rosenzweig and the Rosenzweig 2004 Irrevocable Trust 1 over a 12 month period, in all cases in accordance with the applicable terms and limitations set forth in the plan, including the restriction that no more than 20,000 shares may be sold in any 30 day period. Mr Rosenzweig’s plan requires the broker to use reasonable efforts to obtain a minimum sale price of $8.00 per share for the first 66,666 shares to be sold under the plan, a minimum sale price of $9.00 per share for the next 66,667 of the shares to be sold under the plan and a minimum sale price of $10.00 per share for the last 66,667 shares to be sold under the plan. The shares may be sold under the plan over a twelve-month period beginning on or about June 3, 2005 and ending on the earlier of (i) the date all of the shares subject to the plan are sold and (ii) June 3, 2006.

As of May 31, 2005, Mr. Rosenzweig was deemed to beneficially own 1,061,585 shares of the Company’s Common Stock, including options to purchase 2,281 shares of the Company’s Common Stock that are exercisable immediately.

The Company anticipates a number of officers and directors may enter into similar 10b5-1 plans. The Company does not intend to file a Current Report on Form 8-K to report the adoption of these plans by other officers or directors of the Company. The Company expects, however, that sale transactions under these plans will be reported as may be required on forms or reports filed under the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PeopleSupport, Inc.

June 2, 2005	By:	Caroline Rook

Name: Caroline Rook
Title: Chief Financial Officer